UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 7, 2013

WEIGHT WATCHERS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Virginia	001-16769	11-6040273
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

675 Avenue of the Americas, 6th Floor New York, New York		10010
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 589-2700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

Weight Watchers International, Inc. (the “Company”) held its Annual Meeting of Shareholders on May 7, 2013. At this meeting, the Company’s shareholders (1) elected the persons listed below to serve as Class III directors for a term of three years expiring at the 2016 Annual Meeting of Shareholders and until their successors have been duly elected and qualified; (2) ratified the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal 2013; and (3) re-approved the material terms of the performance goals under the Weight Watchers International, Inc. 2008 Stock Incentive Plan. Set forth below are the voting results for these proposals.

(1)	Election of three Class III directors for a term of three years expiring at the 2016 Annual Meeting of Shareholders and until their successors have been duly elected and qualified:

Nominee Name	Votes For	Votes Withheld	Broker Non-Votes
Steven M. Altschuler	48,582,366	1,483,436	2,622,986
Philippe J. Amouyal	45,770,757	4,295,045	2,622,986
David P. Kirchhoff	45,074,512	4,991,290	2,622,986

(2)	Ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal 2013:

Votes For	Votes Against	Abstentions	Broker Non-Votes
52,597,006	77,418	14,364	0

(3)	Re-approval of the material terms of the performance goals under the Weight Watchers International, Inc. 2008 Stock Incentive Plan:

Votes For	Votes Against	Abstentions	Broker Non-Votes
47,854,105	2,197,535	14,162	2,622,986

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEIGHT WATCHERS INTERNATIONAL, INC.

DATED: May 10, 2013	By:	/s/ Nicholas P. Hotchkin
	Name:	Nicholas P. Hotchkin
	Title:	Chief Financial Officer

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